Exhibit 8.1

April 4, 2017

Omega Healthcare Investors, Inc.

200 International Circle

Suite 3500

Hunt Valley, MD 21030

RE: Certain United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as special counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering of an aggregate principal amount of $550,000,000 of the Company’s 4.750% Senior Notes due 2028 (the “2028 Notes”) and an aggregate principal amount of $150,000,000 of the Company’s 4.500% Senior Notes due 2025 (the “2025 Notes,” and collectively with the 2028 Notes, the “Notes”) pursuant to the prospectus supplement dated March 28, 2017 (the “Prospectus Supplement”) to the prospectus dated December 22, 2015 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (File No. 333-208710), as amended (the “Registration Statement”) filed by the Company under the Securities Act. The 2028 Notes are being issued pursuant to an Indenture executed on or about April 4, 2017 (the “2028 Indenture”) between the Company, the subsidiary guarantors a party thereto and U.S. Bank, National Association, as trustee and the 2025 Notes are being issued pursuant to an Indenture executed on September 11, 2014, as amended and supplemented (the “2025 Indenture,” and collectively with the 2028 Indenture, the “Indentures”) between the Company, the subsidiary guarantors a party thereto and U.S. Bank, National Association, as trustee.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, and the Indentures. We have also examined and relied on originals or copies certified or otherwise identified to our satisfaction of (i) the Articles of Incorporation, the Articles of Amendment, Articles of Amendment and Restatement, and Articles Supplementary thereto, of the Company and its subsidiaries, and (ii) such other documents, certificates, and records as we have deemed necessary or appropriate. We also have relied upon factual statements and representations made to us by representatives of the Company that are set forth in

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April 4, 2017

a certificate executed and provided to us by the Company (the “Officers’ Certificate”). With respect to the ownership of stock of the Company for certain periods prior to March 8, 2004, we also have relied on a letter from Explorer Holdings, L.P., regarding the ownership of stock of the Company by Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. (the “Representation Letter”). For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates and records set forth above, and that the statements and representations made in the Officers’ Certificate are and will remain true and complete. We also have assumed that the Registration Statement, the Prospectus, and such other documents, certificates and records and that the statements as to factual matters contained in the Registration Statement and the Prospectus are true, correct and complete and will continue to be true, correct and complete through the completion of the transactions contemplated therein. For purposes of this opinion, however, we have not assumed the correctness of any statement to the effect that the Company qualifies as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Regulations”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies, and the authenticity of the originals of such copies, or by facsimile or other means of electronic transmission, or which we obtained from the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Securities and Exchange Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party (other than the Company) has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties. All of the documents we have reviewed will be complied with without waiver. Finally, in connection with the opinions rendered below, we have assumed that during its taxable year ended December 31, 1992, and in each subsequent taxable year to present, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the Officers’ Certificate true for each of such years, as of the date hereof, and any representation made as a belief, made “to the knowledge of,” or made in a similarly qualified manner is true, correct, and complete, as of the date hereof, without such qualification.

In rendering our opinion, we have considered the applicable provisions of the Code, the Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and

Omega Healthcare Investors, Inc.

April 4, 2017

such other authorities as we have considered relevant, all in effect as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, it is our opinion that:

(a)       From and including the Company’s taxable year ended December 31, 1992, the Company was and is organized in conformity with the requirements for, its actual method of operation through the date hereof has permitted, and its proposed methods of operations as described in the Prospectus Supplement will permit the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Company has qualified and will so qualify, and the Company will continue to meet such requirements and qualify as a REIT after consummation of the contemplated transactions and the application of the proceeds, if any, from the offering of the Notes by the Company as described in the Prospectus.

(b)       The discussion in the Prospectus under the heading (1) “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS,” and (2) “MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” in the Base Prospectus, as supplemented by documents incorporated by reference therein and the discussion specified in clause (1), in so far as such statements constitute a summary of U.S. federal tax matters, fairly and accurately summarizes such matters in all material respects.

The Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, the diversity of its stock ownership, and various other qualification tests imposed under the Code. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders, and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT and conform to the representations in the Officers’ Certificate.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the offering discussed in the Prospectus or of any transaction related thereto or contemplated thereby. We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the reference to Bryan Cave LLP under the

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April 4, 2017

heading “CERTAIN LEGAL MATTERS” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement, or revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Bryan Cave LLP